SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A-1

                                 CURRENT REPORT

             Current Report Pursuant To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) February 27, 1998



                         MILLER BUILDING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)




                  0-04651                    36-3228778
       (Commission File number)     (I.R.S. Employer Identification No.)




              58120 County Road 3 South
              Elkhart, Indiana                          46517
             (Address of principal executive offices)            (Zip Code)



                                 (219) 295-1214
            (Registrant's telephone number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

     On February 27, 1998, Miller Building Systems, Inc., a Delaware corporation ("Registrant"), executed a Stock Purchase Agreement ("Agreement") among the Registrant, and David Newman ( David ) and Marc Newman ( Marc and, together with David, Seller ), and related documents pursuant to which Registrant acquired all of the issued and outstanding shares of capital stock of United Structures, Inc., a New York corporation ( United ). United is headquartered in Vestal, New York and manufactures lightweight telecommunications shelters. The Agreement replaced the agreement made and entered into on January 29, 1998 between the parties. Barry Newman executed the Agreement only with respect to the provisions (i) regarding confidentiality and (ii) containing a covenant not to compete (the "Covenant Not to Compete"). The Covenant Not to Compete provides that David, Marc and Barry Newman will not compete with United's and Registrant s business for a period of 5 years, except such individuals can lease telecommunication towers and construct modular structures for their own use and not for sale to third parties. The Agreement also provides for the continued employment of David through June 27, 1998. The acquisition of United is effective as of January 1, 1998.

     The cash consideration portion of the Purchase Price paid by the Registrant to the Seller under the agreement consists of approximately $3,005,310, subject to a downward adjustment based on the difference between (a) the amount of receivables shown on United s balance sheet at December 31, 1997 and (b) the amount of these receivables actually collected by United between January 1, 1998 and August 31, 1998. Registrant held back $125,000 of the cash consideration for purposes of such adjustment. The maximum amount of cash consideration payable to Seller by Registrant on September 1, 1998 pursuant to such adjustment is $125,000.

     As additional consideration paid by Registrant to Seller under the Agreement, Seller will receive an aggregate number of shares of Registrant's common stock (the Shares ) based on pre-tax profits of United earned from January 1, 1998 to June 27, 1998 ( Pre-tax Profits ), calculated as follows:
(x) for Pre-tax Profit in excess of $100,000 and including up to $500,000, Seller will receive and aggregate of $10,000 in Shares for each full $2,000 in Pre-tax Profit and (y) for Pre-tax Prifit in excess of $500,000 and including up to $750,000, Seller will receive an aggregate of $2,000 in Shares for each full $2,000 of Pre-tax Profit. The value of Registrant's common stock to be paid to Seller will be based on the average closing price of Registrant's common stock during the fifteen trading days prior to June 27, 1998 with a floor and a ceiling. The maximum value of Registrant's common stock payable to Seller under the Agreement is $2,250,000. Registrant has agreed to register all Shares for resale under the Securities Act of 1933 as soon as Registrant is legally able to effect such registration. In the event that Registrant has not so registered the Shares by October 31, 1998, Seller may cause Registrant to redeem the Shares at a price equal to the aggregate value of such Shares as originally delivered to Seller.

     The sources of funds for the acquisition were the earnings of Registrant and the proceeds of a draw on Registrant's existing line of credit with NBD Bank, N.A., a national banking association.





ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

          It is impracticable to provide the required financial statements at the time this Amendment to Current Report on Form 8-K is being filed. Registrant expects to be able to file this information within sixty
          (60) days of February 13, 1998, the filing date on which the Current Report on Form 8-K to which this Amendment relates.

     (b)  Pro forma financial information.

          It is impracticable to provide the required financial statements at the time this Amendment to Current Report on Form 8-K is being filed. Registrant expects to be able to file this information within sixty
          (60) days of February 13, 1998, the filing date on which the Current Report on Form 8-K to which this Amendment relates.

     (c)  Exhibits.

          See Exhibit Index Attached.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                MILLER BUILDING SYSTEMS, INC.

Date:  February 13, 1998

                                By:  \Edward C. Craig
                                     Edward C. Craig,
                                     President and Chief
                                     Executive Officer

















                                LIST OF EXHIBITS


Exhibit
Number

2.1 Stock Purchase Agreement made as of January 1, 1998 between Registrant and Seller.

99.1 Press release issued by Registrant on March 9, 1998, announcing the completion of the acquisition of United.











































                                                            EXHIBIT 2.1


                            Stock Purchase Agreement


     This Stock Purchase Agreement ("Agreement") is made as of the Effective Date, by and among Miller Building Systems, Inc., a Delaware corporation ("Buyer"), and David Newman ("David") and Marc Newman ("Marc") (David and Marc, collectively the "Seller").

                                   RECITALS

A. The parties executed an agreement on January 29, 1998 codifying their earlier agreement made and entered on the 30th day of December, 1997 (the "Prior Agreement"), whereby Seller agreed to sell and Buyer agreed to purchase all of the issued and outstanding shares (the "Shares") of capital stock of United Structures, Inc., a New York corporation (the "Company"), for the consideration and on the terms set forth in the prior Agreement.

B.   The parties desire to replace the Prior Agreement with this Agreement.

                                   AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.                                DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"Applicable Contract"--any Contract (a) under which the Company has any rights,
(b) under which the Company has any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is bound.

"Backlog" -- the outstanding purchase orders of the Company delivered to the Company's financially responsible persons from customers of the Company which provide for the production of products or for the delivery of services which shall be completed in a twelve month period from the date of the purchase order.

"Backlog Differential" -- as defined in Section 2.4(c)(v).

"Balance Sheet"--as defined in Section 3.4.

"Balance Sheet Date"--December 31, 1997.

"Best Efforts"--the reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

"Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Buyer"--as defined in the first paragraph of this Agreement.

"Cash Consideration" --as determined in Section 2.3.

"Closing"--as defined in Section 2.13.

"Closing Date"--the date and time as of which the Closing actually takes place but not later than February 27, 1998.

"Company"--as defined in the Recitals of this Agreement.

"Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

          (a) the sale of the Shares by Seller to Buyer;

          (b) the execution, delivery, and performance of the Employment Agreement, the Noncompetition Agreements, and the Lease;

          (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

          (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

"Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Damages"--as defined in Section 10.2.

"Diminished Profit" -- as defined in Section 2.4(c)(v).

"Disclosure Letter"--the disclosure schedules delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

"Effective Date" -- January 1, 1998, 12:02 a.m.

"Employment Agreement" --as defined in Section 2.6(a)(iii).

"Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. & 9601 et seq., as amended ("CERCLA").

"Environmental Law"--any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Escrow Agreement" - the Escrow Agreement described in Section 2.6(a)(vii).

"Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

"GAAP"--generally accepted United States accounting principles, applied on a consistent basis.

"Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body"--any:

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

"Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"Intellectual Property Assets" --as defined in Section 3.22.

"Interim Balance Sheet Date"--June 27, 1998.

"IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if: such individual is actually aware of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"Lease"--the Lease to be entered into between the Company and United Kirkwood, L.L.C., a New York limited liability company, with respect to the Pine Camp Facility, and guaranteed by the Buyer.

"Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Miller Shares" -- the shares of Buyer's fully paid and nonassessable .01 par value common stock issued pursuant to this Agreement.

"Noncompetition Agreement"--as defined in Section 2.6(a)(iv).

"Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator applying to Company, Buyer, Seller, or Family, as the case may be.

"Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; and (b) any amendment to any of the foregoing.

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Pine Camp Facility" -- the 55,900 square foot manufacturing/office building located on 10.71 acres and commonly known as 5 Pine Camp Drive, Kirkwood, New York.

"Plan"--as defined in Section 3.13.

"Pre-Tax Profit" -- the net income of the Company before taxes computed using the same accounting methodology and principles which have been uniformly applied by the Company in prior years and in calendar year 1997 and as set forth in
Section 2.4(c).

"Pre-Tax Profit Period" -- January 1, 1998 through June 27, 1998.

"Pre-Tax Profit Statement" -- The statement of the Company prepared by Buyer's auditor for the Pre-Tax Profit Period, prepared in accordance with Section 2.4(c) herein. For purposes of determining depreciation from existing assets, the Pre-Tax Profit Statement shall begin with the figures reflected on the Balance Sheet.

"Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Profit Percentage"--the agreed percentage of Pre-Tax Profit in every dollar of Backlog used to determine the Diminished Profit in Section 2.4(c)(v), which percentage for purposes of this Agreement shall be twelve and one half percent (12 1/2%).

"Receivables" -- all accounts receivable of the Company as reflected on the Balance Sheet.

"Receivable Holdback" -- the sum of one hundred twenty-five thousand and 00/100 dollars ($125,000.00), which amount is being withheld by Buyer from the Cash Consideration as security for the collection by the Company of the Receivables.

"Related Person"--with respect to a particular individual:

     (a) each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner, manager or a trustee (or in a similar capacity); and

     (f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

"Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"Release Certificate" -- as defined in Section 2.6(vi).

"Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Seller"--as defined in the first paragraph of this Agreement.

"Shares"--as defined in the Recitals of this Agreement.

"Standstill Agreement"-- the Standstill Agreement described in Section
2.6(a)(ii).

"Stock Consideration"--as determined in Section 2.4.

"Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

"Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if there exists a dispute that a reasonably prudent Person would conclude would lead to an action or claim in the future.

"97 Backlog" -- as defined in Section 2.4(c)(v).

"98 Backlog" -- as defined in Section 2.4(c)(v).

2.                    SALE AND TRANSFER OF SHARES; CLOSING
2.1 SHARES

Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer of the Shares to Buyer, and Buyer will purchase the Shares from Seller.

2.2 PURCHASE PRICE

The aggregate purchase price (the "Purchase Price") for the Shares shall be Three Million Five Thousand Three Hundred Ten and No/100 Dollars ($3,005,310.00) (the "Cash Consideration") plus the Stock Consideration (as defined herein).

2.3 CASH CONSIDERATION

At Closing, Miller shall pay and deliver to Seller for the Shares the Cash Consideration less the Receivable Holdback, which amounts to Two Million Eight Hundred Eighty Thousand Three Hundred Ten and No/100 Dollars ($2,880,310.00).

On September 1, 1998, if the amount of Receivables collected by the Company is less than the amount shown on the Balance Sheet (the difference referred to as the "Receivable Differential"), but less than Receivable Holdback, Buyer shall pay to Seller within three (3) business days the difference between the Receivable Holdback and the Receivable Differential. If the amount of the Receivable Differential is greater than the Receivable Holdback, the Receivable Holdback shall be retained by Buyer and that amount of Receivables Differential greater than Receivable Holdback shall be paid by Seller to Buyer within three
(3) business days; provided, however, the aggregate Receivables collected by the Company in the Ordinary Course of Business between September 1, 1998 and December 31, 1998 shall be remitted to Seller within three (3) business days after December 31, 1998, and the remaining uncollected Receivables shall be the property of Buyer, except the aggregate Receivables for any single customer greater than $25,000.00 which shall be assigned by the Company to the Seller.

2.4 STOCK CONSIDERATION

     (a) The "Stock Consideration" shall be paid by Buyer to Seller in an amount of Miller Shares calculated as follows:

     (i) For Pre-Tax Profits of the Company earned during the Pre-Tax Profit Period in excess of $100,000 and including up to $500,000, Seller shall be paid $10,000 in Miller Shares for each full $2,000 of such Pre-Tax Profit; and

     (ii) For Pre-Tax Profits of the Company earned during the Pre-Tax Period in excess of $500,000 and including up to $750,000, Seller shall be paid $2,000 in Miller Shares for each full $2,000 of such Pre-Tax Profit; and

     (iii) Seller shall be issued no additional Miller Shares for Pre-Tax Profits of the Company earned during the Pre-Tax Profit Period in excess of $750,000.

     (b) The quantity of Miller Shares to be issued to Seller shall be determined by dividing the Stock Consideration by the average of the closing price of Buyer's common stock published by the NASDAQ National Market during the fifteen (15) consecutive trading day period (whether or not any trades are effective on that date) prior to June 27, 1998 (the "Average Price"), rounded to the nearest whole share; provided, however, the Average Price of Buyer's common stock for purposes of computing the Miller Shares to be issued to Seller pursuant to this Section 2.4(b) shall not be less than $8.00 per share, and no more than $12.00 per share. Such Miller Shares shall be issued by Buyer to Seller no later than September 1, 1998, whether registered or unregistered on that date.

     (c) By August 15, 1998, Buyer shall have prepared the Pre-Tax Profit Statement detailing the aggregate Pre-Tax Profit with respect to the Company. The Pre-Tax Profit Statement shall be prepared using the same methods and criteria employed by the Company in connection with its preparation of the Balance Sheet, including:

     (i) interest shall be charged to the Company monthly in an amount equal to the amount of the outstanding loans of the Company on January 1, 1998 multiplied by the interest rate of such loans on such date;

     (ii) the Company shall not be charged with corporate overhead charges from Buyer, salary or expenses of Buyer's executive personnel, or goodwill amortization or any accounting charges in excess of the prorated amount incurred in the calendar year 1997 by the Company;

     (iii) all expenses of moving the Company operations to the Pine Camp Facility shall be paid by Seller as well as all other expenses incurred at Company's prior facility when such facility was not being used by the Company as its primary facility, and such expenses shall not be charged to the Company for the purpose of computing the Pre-tax Profit Statement;

     (iv) work in progress shall be considered an account receivable of the Company if ninety percent (90%) or more of the cost of an unfinished building has been incorporated into such building, and all expenditures necessary to complete such unfinished building shall be treated as a liability of the Company; and

     (v) the Backlog at the Company shall be in a dollar and product amount with profitability substantially similar as the Backlog as of the Balance Sheet Date, which is $2,520,000 (the "97 Backlog"). Failure to maintain a similar Backlog shall not affect the Cash Consideration but only the Pre-Tax Profit, as follows: If the Backlog on June 27, 1998 ("98 Backlog") is less than ninety percent (90%) of the 97 Backlog (the Adjusted 97 Backlog ), the difference between the Adjusted 97 Backlog and the 98 Backlog ("Backlog Differential"), shall be multiplied by Profit Percentage (such amount referred to as the "Diminished Profit"), and the Diminished Profit shall be subtracted from the Pre-Tax Profit prior to computing the Stock Consideration.

     For example, assuming a Pre-Tax Profit of $600,000 before considering Backlog (such would equate to Stock Consideration before Backlog under Section 2.4(a) of $2,100,000) and a 98 Backlog of $1,268,000,
     the Backlog Differential (($2,520,000 * .90, or $2,268,000) -
     $1,268,000, or $1,000,000) will be multiplied by the Profit Percentage (12.5%) to compute the Diminished Profit ($1,000,000 x .125, or $125,000). The Diminished Profit will be subtracted from the Pre-Tax Profit ($600,000 - $125,000) leaving the final Pre-Tax Profit of $475,000. The corresponding Stock Consideration will be $1,870,000, a loss in Stock Consideration of $230,000, computed as follows:

          (A) Under Section 2.4(a)(ii), the Diminished Profit from $600,000 to $500,000 ($100,000), at an earnings multiple of $2000 of stock for every $2,000 of Pre-Tax Profit (one times earnings multiple), corresponds to a loss of Stock Consideration of $100,000 ($100,000 divided by 2,000 = 50 )* $2,000 = $100,000 ; and

          (B)  The Diminished Profit from $500,000 to $475,000 ($25,000), at an earnings multiple of $10,000 of stock for every $2,000 of Pre-Tax Profit (five times earnings multiple) corresponds to a loss of Stock Consideration of $130,000 ($25,000 divided by $2,000 = 12.5 (rounded to 13) * $10,000 (multiple of 5 * $2,000) = $130,000).

Upon completion of the Pre-Tax Profit Statement, a copy of shall promptly be provided to the Seller, and Buyer shall provide to Seller and Seller's accountant access to books and records as reasonably required to confirm the accuracy of the Pre-Tax Profit Statement.

     (d) Buyer, after Seller's review of the Pre-Tax Profit Statement, shall pay, by September 1, 1998 the Stock Consideration to Seller by delivering to the Escrow Agent certificates representing the Miller Shares, which Miller Shares shall be subject to the registration and restrictive provisions set forth in the Standstill Agreement. Additionally, Buyer shall deliver to Seller an opinion from its counsel that the Miller Shares have been duly authorized, validly issued and are fully paid and nonassessable.

     (e) Buyer agrees that the Cash Consideration for Seller's Shares shall not be diminished because no additional Pre-Tax Profit is earned by the Company in the Pre-Tax Period, and Buyer has no claim, cause of action or other recourse against Seller or the Family as a result thereof.

2.5 PRE-TAX PROFIT STATEMENT DISPUTE RESOLUTION

     If the Seller shall notify the Buyer within 15 days after the later of receipt of the Pre-Tax Profit Statement and being provided reasonable access to the books and records of the Company relating to such statement that the Seller disputes any matter with respect to such Pre-Tax Profit Statement, then any such matters (the Disputed Matters ) shall be submitted to arbitration in Cleveland, Ohio within 30 days after such notice unless the parties agree in writing to extend such 30 day period in an attempt to negotiate a settlement of such Disputed Matters. The arbitrator (the Arbitrator ) shall be any one of the nationally recognized independent accounting firms which is on the date hereof among the six largest such firms (the Remaining Big Six Accounting Firms ) mutually agreed to by the Seller and the Buyer, and not used by either party in the last twelve (12) months. Any reference herein to the Remaining Big Six Accounting Firms shall be deemed to include a reference to any member or employee thereof (who is a certified public accountant) which any such firm may designate as the Arbitrator on its behalf. If within 20 days following the expiration of the 30-day period referred to above or any extension thereof the Seller and the Buyer shall have failed to agree upon the selection of the Arbitrator or any such Arbitrator selected by them shall not have agreed to perform the services called for hereunder, the Arbitrator shall thereupon be selected in accordance with the rules of the American Arbitration Association
( AAA ), with preference being given to any one of the Remaining Big Six Accounting Firms or any member or employee thereof (who is a certified public accountant) which or who may be willing to perform such services, other than any such firm which is then employed by either the Seller or Buyer. The Arbitrator shall consider only the Disputed Matters and the arbitration shall be conducted in accordance with the rules of the AAA then in effect. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the parties hereto and shall not be appealable to any court. The costs and expenses of the Arbitrator and reasonable costs and expenses of all parties to such arbitration, including attorneys' fees, shall be borne solely by the party (either the Buyer on the one hand or Seller on the other) whose proposed resolution of the Disputed Matter has the largest dollar amount of discrepancy (collectively, if there is more than one disputed item) from the final dollar amount stated in the decision of the Arbitrator.

2.6 CLOSING OBLIGATIONS

At the Closing:

     (a) Seller will deliver to Buyer:

          (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

          (ii) the standstill and option agreement in the form of Exhibit 2.6(a)(ii), duly executed by Seller (the "Standstill Agreement");

          (iii) employment agreement in the form of Exhibit 2.6(a)(iii) executed by Seller (the "Employment Agreement");

          (iv) noncompetition agreements in the form of Exhibit 2.6(a)(iv) executed by Seller and Barry Newman (collectively, the "Noncompetition Agreement");

          (v) a certificate executed by Seller representing and warranting to Buyer that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement;

          (vi) a certificate of release in the form of Exhibit 2.6(a)(vi) executed by Barry Newman (the "Release Certificate");

          (vii) escrow agreement in the form of Exhibit 2.6(a)(vii) executed by Buyer, Seller, and Levene, Gouldin & Thompson, LLP (the "Escrow Agent") (the "Escrow Agreement");

          (viii)     vehicle titles; and

          (ix) such other certificates, documents and agreements as Buyer may reasonably request in order to complete the Contemplated Transaction.

     (b) Buyer will deliver to Seller:

          (i) the following amount by bank cashier's or certified check or by wire transfer to accounts specified by the Seller: Two Million Eight Hundred Eighty Thousand Three Hundred Ten and No/100 Dollars:






$2,880,310.00









          (ii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement;

          (iii)     the Employment Agreement, executed by Buyer;

          (iv) guaranty or letter of credit to replace Seller's guaranty on the BSB Bank Loan ("Guaranty");

          (v)  the Standstill Agreement;

          (vi) the Escrow Agreement;

          (vii) assumption of vehicle debt and replacement of any guaranty on such vehicle debt; and

          (viii) such other certificates, documents and agreements as Buyer may reasonably request in order to complete the Contemplated Transaction.

2.7 ALLOCATION OF PURCHASE PRICE

The Purchase Price shall be allocated and reported for income tax purposes in the amounts set forth on the Balance Sheet of the Company and the balance shall be allocated to goodwill.

2.8 TAX COVENANTS

          (a) Seller shall, at his expense, file or cause to be filed all federal, state, local and foreign Tax Returns which are required to be filed by, or with respect to, the Company for the period immediately prior to and including the Effective Date and, except as provided below, shall pay all taxes required to be paid in accordance with such Tax Returns including, without limitation, any and all tax liabilities imposed on the Company, including those attributable to the making of the election under Section 338(h)(10) of the IRC as described below. Buyer shall file or cause to be filed such Tax Returns for the Company for the period from and after the Effective Date. In the event that any state or local Tax Return is required to be filed on behalf of the Company and such Tax Return is required to include any period ending after the Effective Date, Seller and Buyer shall each pay a pro rata portion of the liability shown on such Tax Return. Each of the parties to this Agreement covenants and agrees that it will fully cooperate, in accordance with all reasonable directions provided by Buyer, in the making and filing of the election described in Section 338(h)(10) of the IRC. In furtherance thereof, Buyer and Seller shall prepare, execute and timely file IRS Form 8023-A and all schedules thereto in accordance with the instructions to that Form. Any information on such Form 8023-A allocating the purchase price to separately identifiable assets and categories thereof shall conform with the purchase price/asset allocation set forth on
Schedule 2.8 hereof. Upon the making of the Section 338(h)(10) election, Seller covenants and agrees that, with respect to the preparation and filing of any federal, state, local or foreign income Tax Return, Seller shall prepare and file all such Tax Returns on a basis consistent with the principles illustrated in Treas. Regs. &1.338(h)(10)-l and information contained in Schedule 2.8 hereof. Seller shall not be responsible for any taxes resulting from any election under Section 338 of the IRC other than one under Section 338(h)(10) of the IRC. Seller will, no later than 15 days prior to the due date for the filing of a Tax Return required by this Section 2.8 to be filed on such date as permitted by extension by Seller respecting the Company, provide a copy to Buyer of the proposed completed form of Tax Return. Seller shall not be responsible for any taxes for any C short year as defined in Section 1361(e)(1)(B) of the IRC resulting from the termination of the S election due to the transactions contemplated in this Agreement.

          (b) As soon as practicable, but in any event within 15 days after Seller's request, from and after the Effective Date, Buyer shall provide Seller with such cooperation and shall deliver to Seller such information and data concerning the operations of the Company prior to the Effective Date and make available such knowledgeable employees of the Company as Seller may reasonably request, including providing the information and data required to complete and file all Tax Returns which they may be required to file with respect to the operations and business of the Company through the day prior to the Effective Date or to respond to audits by any taxing authorities with respect to such operations. Such cooperation and information shall include promptly forwarding copies of appropriate notices and other forms or other communications received from or sent to any taxing authority which relates to the operations and business of the Company conducted prior to the Effective Date, and providing copies of all relevant Tax Returns together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property which Buyer may possess. Seller shall have the right, at his expense, to conduct and, subject to this Section 2.8, settle or contest all examinations of Tax Returns of the Company relating to all periods ending before the Effective Date.

          (c) For a period of ten years after the Effective Date, Buyer shall, and shall cause the Company to, retain, and neither destroy nor dispose of, all Tax Returns, books and records (including computer files) of, or with respect to, the activities of the Company for all taxable periods ending prior to the Effective Date and to make such books and records available to Seller on a reasonable basis.

          (d) Buyer and Seller and their respective affiliates shall cooperate (and make available knowledgeable employees) in the preparation of all Tax Returns relating in whole or in part to taxable periods ending on or before or including the Effective Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such parties' possession requested by the party filing such Tax Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

          (e) Without the prior written consent of Buyer, which consent shall not be unreasonably withheld, neither Seller nor the Company shall prior to Closing, to the extent it may affect or relate to the Company or the Seller, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund, consent to any extension or waiver of the limitations period applicable to any tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the tax liability or reducing any tax asset of the Company. Seller shall provide notice to Buyer prior to amending any tax return of the Company requiring amendment other than those returns amended solely to add Marc Newman as a shareholder of the Company.

          (f) Without the prior written consent of Seller, which consent shall not be unreasonably withheld, neither Buyer nor the Company or any subsidiary or any affiliate of Buyer shall, to the extent it may affect or relate to the Company, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund, consent to any extension or waiver of the limitations period applicable to any tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing Seller's tax liability or obligation to indemnify Buyer.

          (g) Except as otherwise provided herein, the Buyer shall be liable for any state or local sales, use or other transfer taxes imposed as a result of the consummation of the Contemplated Transactions.

2.9 COVENANT NOT TO COMPETE; EMPLOYMENT AGREEMENT

     (a) As inducement for Buyer to enter into this Agreement, each David, Marc, and Barry Newman shall enter into a Non-Competition Agreement with Buyer in the form of Exhibit 2.6(a)(iv) hereof.

     (b) As inducement for Buyer to enter into this Agreement, David shall enter in an Employment Agreement with Buyer in the form of Exhibit 2.6(a)(iii) hereof.

2.10 LICENSE TO USE TRADE NAME

Seller hereby assigns to Buyer all of their right, title and interest in and to the name "United Structures, Inc." in connection with any business or enterprise conducted by Buyer. Seller agrees to cooperate with Buyer and its Related Persons in protecting Buyer's rights if any. Seller agrees not to use (or grant a license to any other Person to use) the name of "United Structures, Inc." or any combination thereof, or the trade name in connection with any business or enterprise that does business in the United States or Canada.

2.11 SELLER'S COOPERATION

Seller agrees promptly to execute at the reasonable request of Buyer on or after the Closing Date any documents or materials related to the transactions contemplated by this Agreement, including, without limitation, information to auditors respecting the operations of the Company prior to the Effective Date, letters of authority on the Closing Date and signature cards and other materials evidencing the transfer of the bank accounts of the Company. There have been actions taken by the Company that have not necessarily been approved by the Board of Directors of the Company.

2.12 RIGHTS TO SOFTWARE

Attached hereto as Part 2.12 of the Disclosure Letter is a list setting out the following information concerning the software used by the Company in the operation of their business: (I) the name of the software; (ii) the number of users of each such software; (iii) whether the software is used in connection with a server. Seller shall provide to Buyer evidence of the licensing agreements or other arrangements granting to the Company the right to use such software.

2.13 CLOSING

The closing of the purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer at 10:00 a.m. (local time) on the 27th day of February, 1998, or at such other hour and place as the Buyer and Seller may agree.

3. REPRE              SENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

3.1 ORGANIZATION AND GOOD STANDING

     (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for the Company of jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company has no subsidiaries.

     (b) Seller has delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

3.2 AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of the Standstill Agreement, the Employment Agreement, and the Noncompetition Agreement (collectively, the "Seller's Closing Documents"), the Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents and to perform his obligations under this Agreement and the Seller's Closing Documents.

     (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (I) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

          (ii) to Seller's Knowledge, in any material respect, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Seller, or any of the assets owned or used by the Company, may be subject;

          (iii) to Seller's Knowledge, in any material respect, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

          (iv) to Seller's Knowledge, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

          (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

Except as set forth in Part 3.2 of the Disclosure Letter, no Seller or the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3 CAPITALIZATION

The authorized equity securities of the Company consist of 200 shares of common stock, no par value per share, of which 100 shares are issued and outstanding and constitute the Shares. Seller is and will be on the Closing Date the record and beneficial owner and holder of all of the Shares, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or has no Contract to acquire, any equity securities or other securities of any Person (other than Company) or any direct or indirect equity or ownership interest in any other business.

3.4 FINANCIAL STATEMENTS

Seller has delivered to Buyer a balance sheet of the Company as of December 31, 1997 ("Balance Sheet"), a copy of which is attached as Schedule 4.10, and the related unaudited statements of income, for the fiscal year then ended including the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as of the Balance Sheet Date and for the periods referred to in such financial statements. The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the period involved using the same methodology and principals in preparing the Balance Sheet, which Balance Sheet was not prepared in accordance with GAAP.

3.5 BOOKS AND RECORDS

The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute book of the Company contains accurate and complete records ratifying all corporate action taken by the stockholders, the board of directors, and committees (if any) of the board of directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.

3.6 TITLE TO PROPERTIES; ENCUMBRANCES

Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property leaseholds, or other interests therein owned by the Company. Seller owns no real property, and at Closing will provide a letter from the town of Kirkwood (attached to Part 3.6 of the Disclosing Letter) confirming the proper zoning and permitted use for Buyer's business at the Pine Camp Facility. The Company owns all the properties and assets (whether personal, or mixed and whether tangible or intangible) that they purport to own located in the Facilities operated or occupied by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the Balance Sheet Date, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the Balance Sheet Date (except for personal property acquired and sold since the Balance Sheet Date in the Ordinary Course of Business and consistent with past practice). Such subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances, except as set forth by the liabilities in the Balance Sheet.

3.7 CONDITION AND SUFFICIENCY OF ASSETS

To the Knowledge of Seller, the buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put. Notwithstanding their being transferred "as is," none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. To the Knowledge of Seller, the building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

3.8 ACCOUNTS RECEIVABLE

To the Knowledge of Seller, all accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the Balance Sheet Date and as of the two (2) days prior to the Closing Date, which list sets forth the aging of such Accounts Receivable.

3.9 INVENTORY

All inventory of the Company and of the Closing Date, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet. All inventories not written off have been priced at the lower of cost or market. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company, and in no event represent material items of inventory with more than 180 days' supply at any item.

3.10 NO UNDISCLOSED LIABILITIES

Except as set forth in Part 3.10 of the Disclosure Letter, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.11 TAXES

     (a) The Company has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes with respect to all periods since January 1, 1994. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or the Company, except such taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves have been provided in the Balance Sheet. The Company has been at all times an S corporation for federal income tax purposes (as defined in Section 1361(a)(I) of the IRC). The Company will not incur any tax liability under Section 1374 of the IRC as a result of the consummation of this Agreement and the Contemplated Transactions. The Company has not experienced a termination as defined in Section 1361(d) of the IRC of its S corporation status.

     (b) Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.11 of the Disclosure Letter describes all adjustments to the United States or Governmental Body income Tax Returns filed by the Company for all taxable years since January 1, 1994, and the resulting deficiencies proposed by the IRS or applicable Governmental Body. Except as described in Part 3.11 of the Disclosure Letter, no Seller or the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of the Company or for which the Company may be liable.

     (c) The charges, accruals, and reserves with respect to taxes on the books of the Company are adequate and are at least equal to the Company's liability for taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet. No consent to the application of Section 341(f)(2) of the IRC (or like consent with respect to a Governmental Body) has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) To the Knowledge of the Seller, all Tax Returns filed by the Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

3.12 NO MATERIAL ADVERSE CHANGE

Since the Balance Sheet Date, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.13 EMPLOYEE BENEFITS

     (a) As used in this Section 3.13, the following terms have the meanings set forth below.

"Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

"Company Plan" means all Plans of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

"Company VEBA" means a VEBA (hereinafter defined) whose members include employees of the Company or any ERISA Affiliate of the Company.

"ERISA Affiliate" means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under IRC &414.

"Multi-Employer Plan" has the meaning given in ERISA &3(37)(A).

"Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC &132.

     (b) The Company has not and has never adopted any Company Plans, Company Other Benefit Obligations, or Company VEBAs.

3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     (a) Except as set forth in Part 3.14 of the Disclosure Letter:

          (I) to the Knowledge of Seller, the Company has not received and has no reason to believe that it is not, and at all times has been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or if not in so compliance shall not cause a material adverse effect upon the Company;

          (ii) no event has occurred or circumstance exists that to Seller's Knowledge (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or
          (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, if not in so compliance shall not cause a material adverse effect upon the Company; and

          (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or
          (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company which relates to the business of or to any of the assets owned or used by, the Company except for the licenses listed in Part. 3.14 of the Disclosure Letter which to the Knowledge of Seller the Company does not have. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter:

          (I) to Seller's Knowledge, the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in
          Part 3.14 of the Disclosure Letter;

          (ii) to Seller's Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter. In the event this Transaction causes the requirement of any additional Governmental Authorization or causes an existing Governmental Authorization to be reviewed, terminated, revised, or revoked, such shall be the sole responsibility of Buyer, provided lack of such Governmental Authorization shall not cause a material adverse effect on the Company.

          (iii) the Company has not received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

          (iv) to the Knowledge of Seller, all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations listed in Part 3.14 of the Disclosure Letter have been duly made on a timely basis with the appropriate Governmental Bodies.

Seller has not been advised of any Governmental Authorizations, other than those listed in Part 3.14 of the Disclosure Letter, which to the Knowledge of Seller are necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use their assets in the manner in which they currently own and use such assets, except for those which individually or in the aggregate would not have a material adverse effect on the Company.

3.15 LEGAL PROCEEDINGS; ORDERS

     (a) To the Knowledge of Seller, there is no pending Proceeding:

          (I) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of Seller and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
     Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

     (b) (I) there is no Order to which any of the Company, or any of the assets owned or used by the Company, is subject;

          (ii) Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

          (iii) to the Knowledge of Seller, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

          (iv) to the Knowledge of Seller, the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (v) the Company has received no notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Part 3.16 of the Disclosure Letter or as specifically permitted by this Agreement, since the Balance Sheet Date, the Company has conducted its business only in the same manner as previously conducted and there has not been any:

     (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of the Company;

     (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

     (d) adoption of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

     (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

     (f) entry into, termination of, or receipt of notice of termination of (I) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000;

     (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

     (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

     (I) material change in the accounting methods used by the Company; or

     (j) agreement, whether oral or written, by the Company to do any of the foregoing.

3.17 CONTRACTS; NO DEFAULTS

     (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of:

          (I) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000;

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $25,000;

          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000);

          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

          (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

          (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

          (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (x) each power of attorney that is currently effective and outstanding;

          (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

          (xii) each Applicable Contract for capital expenditures in excess of $1,000;

          (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

          (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     (b) Except as set forth in Part 3.17(b) of the Disclosure Letter:

          (I) Neither Seller nor any Related Person of any Seller has or may acquire any rights under, and Seller has not or may not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

          (ii) to the Knowledge of Seller, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

     (c) To the Knowledge of Seller, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

     (d) Except as set forth in Part 3.17(d) of the Disclosure Letter:

          (I) to the Knowledge of the Seller, the Company is, and at all times has been, in compliance in all material respects with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

          (ii) to the Knowledge of the Seller, each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times has been, in compliance in all material respects with all applicable terms and requirements of such Contract; and

          (iii) to the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or material breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

(e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into at arm's length and in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.18 INSURANCE

     (a) Seller has delivered to Buyer:

          (I) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is covered; and

          (ii) true and complete copies of all pending applications for policies of insurance.

     (b) Part 3.18(b) of the Disclosure Letter describes:

          (I) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

          (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

     (c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the two (2) preceding policy years:

          (I) a summary of the loss experience under each policy;

          (ii) a statement describing each claim under an insurance policy for an amount in excess of $10,000, which sets forth:

               (A) the name of the claimant;

               (B) a description of the policy by insurer, type of insurance, and period of coverage; and

               (C) the amount and a brief description of the claim; and

          (iii) a statement describing the loss experience for all claims over $10,000 that were self-insured, including the number and aggregate cost of such claims.

     (d) Except as set forth on Part 3.18(d) of the Disclosure Letter or as contemplated by this Agreement:

          (I) All policies to which the Company is a party or that provide coverage to Seller, the Company, or any director of officer of the Company:

               (A)  are valid, outstanding, and enforceable;

               (B)  are issued by Wausau Insurance;

               (C) will continue in full force and effect following the consummation of the
               Contemplated Transactions; and

               (D) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

          (ii) Neither Seller nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) The Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

          (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

3.19 ENVIRONMENTAL MATTERS

Except as set forth in Part 3.19 of the Disclosure Letter:

     (a) Except as reported by the Phase I Reports (and Phase 2, if applicable) with respect to the Facilities, the Company is, and at all times has been, in compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (I) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facilities at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct the Company is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of Seller and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

     (c) Neither Seller nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct the Company is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) To the Knowledge of Seller, neither Seller nor the Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) Except as reported by the Phase I (and Phase II, if applicable) Reports, there are no Hazardous Materials present on or in the Environment at the Facilities except as may be in compliance with applicable laws or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company nor any other Person for whose conduct the Company is or may be held responsible, or to the Knowledge of Seller and the Company, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest.

     (f) There has been no Release or, to the Knowledge of Seller, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or to the Knowledge of Seller, any geologically or hydrologically adjoining property, whether by the Company, or any other Person.

     (g) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

     (h) Notwithstanding anything to the contrary contained in this Agreement, with respect to the Pine Camp Facility, the representations and warranties of Seller in this 3.19 shall only apply from the date the Company took possession of the Pine Camp Facility on February 10, 1998 to February 27, 1998 ("Possession Period"). Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties of Seller in this
     Section 3.19 which refer to any contamination to the Pine Camp Facility prior to the Possession Period, shall be limited to Seller's knowledge. Seller has no Knowledge of any release or discharge of any Hazardous Materials at the Pine Camp Facility during the Possession Period. If any Damages are incurred by Buyer for violation of any Environmental, Health, and Safety Liabilities during the Possession Period, Buyer will seek indemnification or payment first from responsible third parties and second from Seller in accordance with this Agreement. Finally, notwithstanding anything to the contrary contained in this Agreement, upon Buyer's execution of the option to purchase the Pine Camp Facility in the Lease, Seller will be released from any and all Environmental, Health, and Safety Liabilities relating to the Pine Camp Facility.

     (I) It is further understood that Seller is not making any representations or warranties regarding the Company's operations at the Facility located at the Old Vestal Road prior to February 10, 1998, but the Seller does agree that if a claim is made against the Company or any Indemnified Persons (as defined in Section 10.2) or Damages are incurred by the Company or any Indemnified Persons based upon the presence or Release of Hazardous Substances at said property, violation of any Environmental, Health, and Safety Liabilities at said Property or any other claim or Damages under any Environmental Law at said Property, Seller will indemnify and hold harmless the Indemnified Persons for and pay to the Indemnified Persons the amount of such claims, causes of action, suits or proceedings, including the costs of defense (which Seller may assume), expenses and any Damages.


3.20 EMPLOYEES

     (a) Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee where salary and bonus combined exceeds $50,000, or director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since January 1, 1997.

     (b) To the Knowledge of Seller, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (I) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Seller or the Company by any such employee or director. To the Knowledge of Seller, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

3.21 LABOR RELATIONS; COMPLIANCE

Except as disclosed on Part 3.21 of the Disclosure Letter, the Company has not been and is not a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Company or their premises, or (c) any application for certification of a collective bargaining agent. To the Seller's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, and to Seller's Knowledge, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22 INTELLECTUAL PROPERTY

     (a) The term "Intellectual Property Assets" includes:

          (I) the name United Structures, Inc. all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

          (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

          (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

     (b) The Company holds no Patents, Copyrights or Registered Marks.

     (c) (I) To the Knowledge of Seller, Seller does not possess anything which would constitute Trade Secrets other than customer lists, technical information, data, process technology, plans, and drawings, which Seller believes may be Trade Secrets ("Potential Trade Secrets").

          (ii) To the Knowledge of Seller, the Company has good title and an absolute right to use the Potential Trade Secrets. The Potential Trade Secrets are not part of the public knowledge or literature, and to the Seller's Knowledge have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Company) or to the detriment of the Company. To the Seller's Knowledge, no Potential Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.23 CUSTOMERS AND SUPPLIERS

     (a) Part 3.23 of the Disclosure Letter contains a complete and accurate list of

          (I) the 10 largest customers of the Company in terms of sales, and the amount of such sales to each such customer, during the last fiscal year, and

          (ii) the 10 largest suppliers of the Company in terms of purchases, and the amount of such purchases from each such Supplier, during the last fiscal year.

     (b) (I) To the Knowledge of Seller, there exists no notice of or actual termination, cancellation, limitation or any modification or change in the business relationship of the Company with any material customer or group of customers;

          (ii) To the Knowledge of Seller, there has been no notice from any supplier of an item material to the Company that such supplier will not continue to make deliveries on the same price, quality and delivery terms and conditions consistent with past practices of such suppliers;

          (iii) To the Knowledge of Seller, no condition or state of facts exists concerning the customers or suppliers of the Company which would materially and adversely affect the business of the Company or prevent the Company from conducting its business after the consummation of the Contemplated Transactions;

          (iv) There are no claims against the Company to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, in excess of $10,000;

          (v) There is no merchandise in the hands of customers under an understanding that such merchandise would be returned; and

          (vi) Except as set forth above, the Seller makes no representations or warranties with respect to continued business with any customer or supplier.

3.24 CERTAIN PAYMENTS

To the Knowledge of Seller, neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (I) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company.

3.25 DISCLOSURE

No representation or warranty of Seller in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
     3.26 RELATIONSHIPS WITH RELATED PERSONS

Except as disclosed in Part 3.26 of the Disclosure Letter, neither Seller nor any Related Person of Seller or of the Company has, or since January 1, 1997, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. Neither Seller nor any Related Person of Seller or of the Company is, or since January 1, 1997 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (I) had business dealings or a material financial interest in any transaction with the Company or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in Part 3.26 of the Disclosure Letter, neither Seller nor any Related Person of Seller or of the Company is a party to any Contract with, or has any claim or right against, the Company.

3.27 BROKERS OR FINDERS

The Company, its officers, Seller and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.28 CLAIMS AND DEMANDS

Except as set forth in this Agreement, Seller represents on behalf of themselves and each of their Related Persons (the "Seller Group"), that as of the Closing Date the Seller Group has no, and is aware of no claims, demands, Proceedings, causes of actions, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, at law and in equity, against the Buyer, the Company and each of their respective past, present and future representatives, affiliates, successors and assigns (individually, a "Release" and collectively, "Releases").

4. RE             PRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1 ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to use and own or use. Buyer is authorized to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, would reasonably be expected to require such qualification, except where the failure to so qualify would not have a material adverse effect on Buyer or its business.

4.2 AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Standstill Agreement and the Employment Agreement (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement.

     (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will directly or indirectly (with or without notice or lapse of time):

          (I) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Buyer, or (B) any resolution adopted by the board of directors or the stockholders of Buyer.

          (ii) to Buyer's Knowledge, in any material respect, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transaction or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any of the assets owned or used by Buyer, may be subject;

          (iii) to Buyer's Knowledge, in any material respect, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by Buyer; or

          (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract.

     Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3 CAPITALIZATION; MILLER SHARES:

     The authorized equity securities of Buyer consist of 7,500,000 shares of common stock, .01 par value per share, of which 3,258,463 shares are issued and outstanding, and 50,000 shares of preferred stock, of which no shares are issued and outstanding. All of the outstanding equity securities of Buyer have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding equity securities or other securities of Buyer was issued in violation of the Securities Act or any other Legal Requirement. The Miller Shares to be issued pursuant to Section 2.4 will be fully paid and nonassessable, free and clear all liens, claims and encumbrances.

4.4 TAXES:

     (a) Buyer has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements. Buyer has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Buyer except such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in Buyer's financial statements.

     (b) The charges, accruals and reserves with respect to taxes on the books of Buyer are adequate (determined in accordance with GAAP) and are at least equal to Buyer's liability for taxes. There exists no proposed tax assessment against Buyer. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired or to be acquired by Buyer. All taxes that Buyer are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (c) All Tax Returns filed by Buyer are true, correct and complete. There is no tax sharing agreement that will require any payment by Buyer after the date of this Agreement.

4.5 NO MATERIAL ADVERSE CHANGE

     Since December 31, 1997 there has not been any material adverse change in the business, operations, properties, assets or condition of Buyer, and no event has occurred or circumstance exists that would reasonably be expected to result in such a material adverse change.

4.6 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     Except as set forth in Schedule 4.6:

          (I) Buyer is in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets except where noncompliance would not reasonably be expected to have a material adverse effect on Buyer.

          (ii) no event has occurred or circumstance exists that to the Knowledge of Buyer (with or without notice or lapse of time) (A) may constitute or result in a violation by Buyer of, or a failure on the part of Buyer to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Buyer to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) Buyer has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Buyer to undertake or to bear all or any portion of the cost of, any remedial action of any nature.

4.7 LEGAL PROCEEDINGS; ORDERS

     To the Knowledge of Buyer, there is no pending Proceeding that has been commenced by or against Buyer or to Buyer's Knowledge that otherwise relates to or may affect the business of, or any of the assets owned or used by Company. To Buyer's Knowledge, no such Proceeding has been Threatened.

4.8 CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated
Transaction.  To Buyer's Knowledge, no such Proceeding has been
Threatened.

4.9 BROKERS OR FINDERS

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.10 ACCESS TO BOOKS AND RECORDS

Buyer acknowledges that prior to the execution of this Agreement that it has had full and complete access and opportunity to review the books and records of the Company by its internal accountants and its external auditors selected and appointed by Buyer and that the figures described in the opening balance sheet as of January 1, 1998, attached hereto as
Schedule 4.10, are not subject to later adjustment, review or challenge by Buyer and are binding upon both Buyer and the Company. Any post closing audit will not affect the opening balance sheet described in Schedule 4.10.

4.11 CURRENT EMPLOYEES

Schedule 4.11 sets forth the employees who Buyer will not be retaining immediately following the Closing.

4.12 KNOWLEDGE OF BREACH

Edward Craig and Thomas Martini have no actual Knowledge of any material fact that would constitute a material breach of any representation or warranty of Seller in this Agreement.

                          5. COVENANTS OF SELLER

5.1 OPERATION OF THE BUSINESS OF THE COMPANY

Between the date of the Prior Agreement and the Closing Date, Seller has, and has caused the Company to:

     (a) conduct its business only in the Ordinary Course of Business;

     (b) use his and its Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

     (c) confer with Buyer concerning operational matters of a material nature; and

     (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

5.2 REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Seller will, and will cause the Company to, make all filings of which Seller is aware or becomes aware and which are required to be made in order to consummate the Contemplated Transactions, the failure of which will not have a material adverse effect on the Company and will cause the Company to cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and in obtaining all consents identified in
Schedule 4.2.

5.3 NOTIFICATION

Seller will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this
Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.4 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

Except as expressly provided in this Agreement, Seller has caused all indebtedness owed to the Company by either Seller or any Related Person of any Seller to be paid in full.

5.5 CONTINUED OPERATION OF THE COMPANY BUSINESS

Since the Effective Date, Seller has operated the Company for the benefit of Buyer and has maintained the assets of the Company in substantially the same manner as heretofore and operated the business of the Company in the Ordinary Course of Business.

5.6 NO SUIT

Each Seller on behalf of himself and on behalf of the Seller Group hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced any Proceeding of any kind against any Releasee arising out of any matter, cause or event occurring contemporaneous with or prior to the Closing Date except for any post Closing covenant or obligation of Buyer or Company in this Agreement.

                          6. COVENANTS OF BUYER

6.1 REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Buyer will, and will cause each Related Person to, cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Seller in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2 NOTIFICATION

Buyer will promptly notify Seller in writing if Buyer or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Buyer will promptly notify Seller of the occurrence of any Breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

6.3 REGISTRATION OF MILLER SHARES

Buyer hereby covenants and agrees that Buyer will see that the Miller Shares to be issued to the Seller pursuant to Section 2.4 are registered in a registration by a selling shareholder as soon as Buyer is legally able to effect such registration in accordance with the Securities Act (or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time). Buyer's obligations under this Section 6.3 will survive the Closing. In the event Buyer does not affect such registration by September 30, 1998, unless the registration is delayed substantially by the Securities and Exchange Commission but in no event later than October 31, 1998, at Seller's election, within 10 days thereafter, Buyer shall redeem the Miller Shares from Seller at a dollar amount equal to the Stock Consideration as defined in Section 2.4 herein (the "Redemption Price"). The Redemption Price shall be paid to Seller within 15 days of written notice by Seller exercising his right to be redeemed under this Section 6.3 herein.

          7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1 ACCURACY OF REPRESENTATIONS

All of Seller's representations and warranties in this Agreement
(considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.2 SELLER'S PERFORMANCE

     (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Each agreement, document, certificate or notice required to be entered into or delivered or to be taken pursuant to this Agreement must have been entered into, delivered and as taken, as applicable

7.3 CONSENTS AND REQUIRED APPROVALS

Each of the Consents identified in Part 3.2 of the Disclosure Letter, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect. Seller shall have made and shall have caused the Company to make all filings and obtained all approvals required by Legal Requirements to be made or obtained by Seller in order to consummate the Contemplated Transactions and such filings and approvals shall be in full force and effect.

7.4 ADDITIONAL DOCUMENTS

Each of the following documents must have been delivered to Buyer:

     (a) an opinion of Levene Gouldin & Thompson, LLP, counsel for Seller, dated the Closing Date, in the form of Exhibit 7.4(a);

     (b) resignations of the Seller and all of the Seller's appointees from their respective positions as officers and directors of the Company; and

     (c) the lease between Buyer and the owner of the Facility, in the form of Exhibit 7.4(c); and

     (d) such other documents as Buyer may reasonably request for the purpose of (I) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Seller's representations and warranties, (iii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by such Seller,
     (iv) evidencing the satisfaction of any condition referred to in this
     Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5 NO PROCEEDINGS

There must not have been commenced or Threatened against Buyer, Seller or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, which in the opinion of Buyer's counsel has a reasonable chance of prevailing, or (b) that may have the effect of preventing, materially delaying, making illegal, or otherwise similarly interfering with any of the Contemplated Transactions.

7.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.7 NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.8 MATERIAL CHANGE

Between the date of this Agreement and the Closing Date, there shall not be a material adverse change in the assets, prospects, condition (financial or otherwise), or properties of the Company or the Company's business. There also shall not have occurred any material damage to the assets or properties of the Company, regardless of insurance, nor shall any legislation have been enacted which materially and adversely affects the Company.

7.9 GOOD STANDING CERTIFICATE

Seller shall have delivered to Buyer a certificate from the Secretary of State of the State of New York to the effect that the Company is duly qualified or admitted and in good standing in such jurisdiction.

         8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

8.1 ACCURACY OF REPRESENTATIONS

All of Buyer's representations and warranties in this Agreement
(considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2 BUYER'S PERFORMANCE

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.6 and must have made the cash payment required to be made by Buyer pursuant to Section 2.3.

8.3 NO MATERIAL ADVERSE CHANGE

There shall not be a material adverse change in the assets, prospects, condition (financial or otherwise) or properties of the Buyer or the Buyer's business.

8.4 ADDITIONAL DOCUMENTS

Buyer must have caused the following documents to be delivered to Seller:


     (a) an opinion of Much Shelist Freed Denenberg Ament Bell &
     Rubenstein, P.C. , dated the Closing Date, in the form of Exhibit
     8.4(a); and

     (b) such other documents as Seller may reasonably request for the purpose of (I) enabling his counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer,
     (iv) evidencing the satisfaction of any condition referred to in this
     Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5 NO PROCEEDINGS

There must not have been commenced or Threatened against Buyer, Seller or against any Person affiliated with Seller, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, which in the opinion of Seller's counsel has a reasonable chance of prevailing, or (b) that may have the effect of preventing, materially delaying, making illegal, or otherwise similarly interfering with any of the Contemplated Transactions.

                              9. TERMINATION

9.1 TERMINATION EVENTS

This Agreement may be terminated:

     (a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived and/or cured after reasonable notices.

     (b) (I) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with his obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date; or

     (c) by mutual consent of Buyer and Seller.

9.2 EFFECT OF TERMINATION

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1(c), all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive. However, if this Agreement is terminated by a party because of the material Breach of the Agreement by the other party (which Breach is not cured within a reasonable period after notice thereof)or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its material obligations (after a reasonable period to comply after the receipt of notice thereof) under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                  10. INDEMNIFICATION; REMEDIES; RELEASE

10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, any supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.6(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition (except an express written waiver) based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

Seller will indemnify and hold harmless Buyer, the Company, and their respective Representatives, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees and, with respect to claims relating to environmental matters, costs of cleanup, containment or other remediation) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), including arising, directly or indirectly, from or in connection with:

     (a) any material Breach of any representation or warranty made by Seller in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Seller pursuant to this Agreement;

     (b) any material Breach by Seller of any covenant or obligation of such Seller in this Agreement; or

     (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons. The liability of Seller for Damages under this indemnification shall be limited to the Purchase Price received by Seller.

10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions. The aggregate liability of Buyer hereunder shall not exceed the Purchase Price.

10.4 TIME LIMITATIONS

     (a) The Buyer's right to indemnification with respect to representations and warranties of Seller in the Agreement and in any certificate or document delivered pursuant to the Agreement will survive the Closing Date until December 31, 1999 except as otherwise provided below or elsewhere in the Agreement. Buyer shall notify Seller of a claim for indemnification specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim with respect to Section 3.6 or 3.19, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. A claim with respect to Section 3.10 will survive the Closing until December 31, 2000. A claim with respect to Section 3.11 may be made at any time during the applicable statute of limitations.

     (b) All representations and warranties of Buyer in the Agreement and in any certificate or document delivered pursuant to the Agreement will survive the Closing Date until December 31, 1999 except as otherwise provided below or elsewhere in the Agreement. Seller shall notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

10.5 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

     (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim within 20 days after Knowledge of such claim or commencement of a proceeding, and the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.5(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (I) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, such shall not be presumptive of such party's ultimate liability for indemnification; provided, however (I) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If Seller proceeded to defend without assuming liability, Seller shall not be presumed to be liable until determined by an arbitrator, a court of competent jurisdiction or otherwise. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.

10.6 SET OFF

Provided Buyer provides Seller with prior notice and places such sums at issue in a joint order escrow, Buyer shall have the right to set off and apply against any and all amounts due and owing, or previously delivered to the Seller, pursuant to this Agreement or any other agreement between Buyer and Seller all sums in respect of which the Seller may be liable to Buyer, including without limitation as a result of a breach of any representation or warranty contained in this Agreement or pursuant to the indemnification provisions in this Section 10 or otherwise, such right of set off to be in addition to, and not in lieu of, or an election against, any and all other remedies available to Buyer at law or in equity. The exercise of such right of set off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default by Buyer under any agreement, instrument or other document delivered in connection herewith or pursuant hereto.

                          11. GENERAL PROVISIONS

11.1 EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. Seller shall deliver to Buyer Closing an identical release from Marc Newman and Barry Newman.

11.2 PUBLIC ANNOUNCEMENTS

Prior to Closing, any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all and at such time and in such manner as Buyer reasonably determines after reasonable review by, consultation with and consent by Seller. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Seller shall, and shall cause the Company to, keep the terms and conditions of this Agreement strictly confidential and may not make any disclosure of the terms and conditions of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the Company' employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

11.3 CONFIDENTIALITY

Buyer, Seller, and Barry Newman will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Seller, the Company and Buyer to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless
(a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required in connection with legal proceedings. If the Contemplated Transactions are not consummated, each party will return (without retaining copies thereof) such written information obtained from other party and each party covenants not to make use of, apply or employ in any manner such confidential information for itself or any third party, directly or indirectly, in the course of its future operations or conduct of its business.

11.4 NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):




If to Seller:                     If to Buyers:

              c/o Northeast                    Miller Building Systems, Inc.
              United Corp.                     58120 C.R. 3 South
              P.O. Box 678                     P.O. Box 1283
              Vestal, NY 13851-0678            Elkhart, IN  45517


Attention:  David Newman           Attention:  Edward C. Craig


Facsimile No.:                     Facsimile No.: 219-295-2232

with a copy to:                    with a copy to:
           Levene, Gouldin &       Much Shelist Freed Denenberg Ament
           Thompson, LLP           Bell & Rubenstein, P.C.
           450 Plaza Drive         200 North LaSalle St.,
           Vestal, NY  13850-3637  Suite 2100
                                   Chicago, IL  60601

           Attention:              Attention:
             Howard Rittenberg     Jeffery C. Rubenstein

           Facsimile No.:          Facsimile No.:
             607-763-9211            312-621-1750

11.5 FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.6 WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.7 ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Prior Agreement) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. Accordingly, the Prior Agreement is hereby terminated and null and void. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.8 DISCLOSURE LETTER

In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter, the statements in the body of the Disclosure Letter will control.

11.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.10 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.11 SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.12 GOVERNING LAW

This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

11.13 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.14 ARBITRATION

In the event a dispute arises between the parties in connection with this Agreement, which dispute the parties reasonably agree involves less than one hundred thousand dollars ($100,000), the parties shall cause such dispute to be submitted for determination by arbitration in accordance with the commercial rules of the American Arbitration Association then in effect. Such arbitration proceeding shall be conducted in Cleveland, Ohio. The arbitrator shall have the right to award or include in any award such relief which the arbitrator deems proper in the circumstances included, without limitations, money damages, specific performance, injunctive relief and legal fees and costs. The award and decision of the arbitrator shall be conclusive and binding upon all the parties, and judgment upon the award may be entered in any court of competent jurisdiction. Each of the parties reserves the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction, provided such party promptly submits the dispute for arbitration on the merits as provided by this Section.

                          [signatures to follow]





                                    Seller:

                                    ________________________________
                                    David Newman


                                    ________________________________
                                    Marc Newman

                                    As to Section 2.9(a) and 11.3 only:

                                    ________________________________
                                    Barry  Newman


                                    Buyer:

                                    Miller Building Systems, Inc., a
                                    Delaware Corporation

                                    By:_____________________________
                                       Edward C. Craig, President



STATE OF ________   )
                    )  SS
COUNTY OF ______    )

     On this ___ day of ___________________, 1998, before me, a Notary Public within and for such county, personally appeared MARC NEWMAN who, being personally known to me, executed the foregoing document and acknowledged the execution of same.

                                   __________________________________
                                   Notary Public
My Commission Expires:

________________________________



STATE OF ________   )
                    )  SS
COUNTY OF ______    )

     On this ___ day of ___________________, 1998, before me, a Notary Public within and for such county, personally appeared BARRY NEWMAN who, being personally known to me, executed the foregoing document and acknowledged the execution of same.
                                   __________________________________
                                   Notary Public
My Commission Expires:

________________________________



STATE OF ________   )
                    )  SS
COUNTY OF ______    )

     On this ___ day of ___________________, 1998, before me, a Notary Public within and for such county, personally appeared DAVID NEWMAN who, being personally known to me, executed the foregoing document and acknowledged the execution of same.


                                   __________________________________
                                   Notary Public
My Commission Expires:

________________________________

                                                            EXHIBIT 99.1
FOR IMMEDIATE RELEASE

( MBSI - NASDAQ )

March 9, 1998

                         MILLER BUILDING SYSTEMS, INC.

                COMPLETES ACQUISITION OF UNITED STRUCTURES, INC.


On February 27, 1998, Miller Building Systems, Inc. completed the acquisition of all the outstanding stock of United Structures, Inc. ("United"), of Vestal, New York. United allows Miller to immediately enter the niche market of lightweight telecommunication shelter and other specialized products. With sales of approximately ten million dollars in the year ended December 31, 1997, United has become a significant manufacturer of lightweight telecommunication shelters and unique rooftop installations.

Edward C. Craig, Miller's President and Chief Executive Officer stated, "United's business has remained strong and the backlog of sales has grown since the beginning of the calendar year. United's shelters complement Miller's current product line and will provide a broader line of shelters to service our customer's needs. Miller will also supply United's customers with its full range of telecommunication shelters. The acquisition will provide a profitable addition to Miller and is expected to be accretive to Miller's earnings per share. The addition of the United facility, to the existing Miller telecommunication plants in Indiana, Kansas and the plant under construction in Pennsylvania, has further strengthened Miller's position as a major player in the telecommunications industry."

Miller Building Systems, Inc. through its subsidiaries, markets, designs, fabricates, and distributes building modules. Miller, or its customer, will assemble the modules at a job site to comprise a finished building. A broad variety of applications serve the public and private business sectors with uses in commercial, institutional and telecommunications markets. The subsidiaries of Miller Building Systems, Inc. operate from six locations in the continental United States. Miller Building Systems, Inc. is a public company trading on the NASDAQ under the symbol MBSI.

                                     # # #

For further information contact:

     Edward C. Craig                              Thomas J. Martini
     President and Chief             or           Secretary and Treasurer
     Executive Officer
     (219) 295-1214                               (219) 295-1214